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            RESTATED CERTIFICATE OF INCORPORATION OF
                    DIXON TICONDEROGA COMPANY


     DIXON TICONDEROGA COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is DIXON TICONDEROGA COMPANY and the name under which the corporation was originally incorporated is Bryn Mawr Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was August 22, 1978.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation by
(a) amending Article Fourth increasing the Company's authorized shares of common stock from 5,000,000 shares of Common Stock par value $1 to 8,000,000 shares of Common Stock, par value $1, and (b) correcting certain typographical errors and an unintended omission.

     3. Except for the amendment described in Item 2, above, which amendments were adopted by the shareholders pursuant to
Section 242 of Title 8, Delaware Code, this Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of Title 8, Delaware Code and, except as described in Item 2, above, it only restates and integrates and does not further amend the provision of the corporation's Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

     4. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended to read as herein set forth in full:

FIRST:

     The name of the corporation is Dixon Ticonderoga Company.

SECOND:

     The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and State of Delaware. The name of its Registered Agent at such address is The Corporation Trust Company.


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THIRD:

     The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 8,100,000 shares, consisting of

     (a) 100,000 shares of Preferred Stock, par value $1.00 per share (hereinafter referred to as "Preferred Stock"); and

     (b) 8,000,000 shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

     A. PREFERRED STOCK

     Shares of Preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional, and other special rights of each such series, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article Fourth, the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences, and relative, optional, and other special rights, and the qualifications, limitations, and restrictions of such series, including, without limiting the generality of the foregoing, the following:

     (a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;
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     (b)  The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock, and whether such dividends shall be cumulative or non-cumulative;

     (c) The right, if any of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the corporation and the terms and conditions of such conversion or exchange;

     (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

     (e) The rights, if any, of holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding-up of the corporation;

     (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

     (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more direction of the corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

     B.   COMMON STOCK

     1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article Fourth), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

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     2.  After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

     C.  OTHER PROVISIONS

     1. No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation, or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

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     2.   The relative powers, preferences, and rights of each
series of Preferred Stock in relation to the powers, preferences, and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences, and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences, and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereof shall be required for the issuance of any or all other series of Preferred Stock.

     3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     4. Shares of Common Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote thereon.

FIFTH:

     The corporation is to have perpetual existence.

SIXTH:

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  To make, alter, or repeal the By-Laws of the corporation.

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     (b)  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner which it was created.

     (d) By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) Except as provided in Article Tenth hereof, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholder's meeting duly called upon such notice as is required by statute, to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and for such consideration, which may consist in whole or in part of money or property, including shares of stock in and/or other securities of any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interest of the corporation.

     (f) To fix the fiscal year of the corporation as the calendar year or otherwise in its discretion.

SEVENTH:

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation, or the By-Laws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause

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and only by the affirmative vote of the holders of 66-2/3%or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class cast at a meeting of the stockholders called for that purpose, and the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal this Article Seventh of this Certificate of Incorporation. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this Article Seventh shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

EIGHTH:

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or the stockholders or class of stockholders of this corporation agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

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NINTH:

     A. The property, business, and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes shall not be less than five nor more than thirteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be eleven until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in this Article Ninth, the term "whole board" means the total number of directors which the corporation would have if there were no vacancies.

     B. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors acting by a majority of the directors then in office and any directors so chosen would hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of director whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation, or the By-Laws of the corporation), the affirmative vote of the holders of 66-2/3% or more the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal this Article Ninth.

TENTH:

     It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interests of the corporation and for the Board of Directors, in evaluating what is in the best interests of the corporation, to consider

     (a) the best interest of the stockholders; for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the corporation as an independent entity; and

     (b) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal, and economic effects upon franchisees, employees, suppliers, customers, and business.

     "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the corporation, (b) to merge or consolidate the corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the corporation.

ELEVENTH:

     Subject to all other applicable provisions of this Certificate of Incorporation and to all applicable provisions of the law of Delaware, relating, inter alia, to stockholder approval, the Board of Directors shall have the power to merge or consolidate the corporation with another corporation or to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation, but, regardless of any other provision of this

Certificate of Incorporation, if any party to any such transaction shall be a person or entity owning, immediately prior to the consummation of such transaction of record or beneficially, 2% or more of the stock of the corporation issued and outstanding having voting power, such power of the Board of Directors shall be exercisable only when and as duly authorized by the affirmative vote of the holders of not less than 66-2/3% of the stock of the corporation issued and outstanding having voting power given at a stockholder's meeting duly called for that purpose; provided, however, that the Board of Directors shall have the power to merge the corporation with another corporation without action by the stockholders to the extent and in the manner permitted from time to time by the law of Delaware. In determining whether or not any person or entity (the "Primary Holder") owns, of record or beneficially, 2% or more of the stock of the corporation issued an outstanding having voting power, there shall be aggregated with all shares of such stock owned of record or beneficially by the Primary Holder (a) all shares of such stock owned of record or beneficially by any person or entity who or which would be deemed to be controlling, controlled by, or under common control with the Primary Holder under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal statute enacted to take the place of either or both such statutes, or any regulation promulgated under either of such statues or such successor statutes (an "Affiliate"), and (b) all shares of such stock owned of record or beneficially by any person or entity acting in concert with the Primary Holder and/or with an Affiliate of the Primary Holder. This Article Eleventh shall not be altered, amended, or repealed except by the affirmative vote of the holders of not less than 66-2/3% of the stock of the corporation issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, upon a proposal adopted by the Board of Directors.

TWELFTH:

     No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used in the circumstances in the conduct of his own affairs.

THIRTEENTH:

     No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation was personally interested in it, if, at the meeting of the Board of Directors making, authorizing, or confirming such contract or transaction, the interested director discloses his interest therein and refrains from voting on such contract or transactions, and such contract or transaction is adopted or ratified by a majority of a quorum of directors present.

FOURTEENTH:

     Each director and officer of this corporation (and each officer or director of any other corporation and serving as such at the request of this corporation because of this corporation's interest in such other corporation) shall be indemnified by the corporation against all costs and expenses (including not limited to counsel fees, amounts of judgments paid, and amounts paid in settlement) reasonably incurred in connection with the defense of any claim, action, suit, or proceeding, whether civil, criminal, administrative, or other, in which he or they may be involved by virtue of such person's being or having been such director, officer, or employee; provided, however, that such indemnity shall not be operative with respect to (a) any matter as to which such person shall have been finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (b) any matter settled or compromised, unless, in the opinion of independent counsel selected by or in a manner determined by the Board of Directors, there is not reasonable ground for such person's being adjudged liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (c) any amount paid or payable to the corporation of such other enterprise. The foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders, or otherwise.

FIFTEENTH:

      Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of this corporation so provide.

SIXTEENTH:

     Except as hereinbefore provided, the corporation reserves the right to amend, alter, change, or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the statutes, and all rights conferred upon stockholders herein are granted subject to this reservation.

SEVENTEENTH:

     Notwithstanding any other provision of the Certificate of Incorporation or the By-Laws of the corporation, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of the amendment to the Certificate of Incorporation. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, said Dixon Ticonderoga Company has caused this certificate to be signed by Gino N. Pala, its President and Chief Executive Officer, and attested by Laura Hemmings, its
Secretary this 17th day of February, 1989.

                              DIXON TICONDEROGA COMPANY


                              By:  Gino N. Pala
                                   President and CEO

CORPORATE SEAL


Attest:   Laura Hemmings
          Secretary

STATE OF FLORIDA
COUNTY OF INDIAN RIVER

     The foregoing Restated Certificate of Incorporation was sworn to and acknowledged before me this 17 day of February, 1989, by Gino N. Pala and Laura Hemmings, President and Secretary, respectively, of the corporation, on behalf of the corporation.


My commission expires:                  Kenneth A. Baer
                                        Notary Public
March 1, 1990